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                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

                                       AND

                      NETWORK 1 FINANCIAL SECURITIES, INC.

                         UNDERWRITER'S WARRANT AGREEMENT


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     UNDERWRITER'S WARRANT AGREEMENT dated as of ______________, 1998 by and between INTERNATIONAL PLASTIC TECHNOLOGIES, INC., a Delaware corporation having its principal office at 320 Broad Hollow Road, Farmingdale, New York 11735 (the "Company"), and NETWORK 1 FINANCIAL SECURITIES INC., a _____________ corporation having its principal office at The Galleria, Building 2, Penthouse, 2 Bridge Avenue, Redbank, New Jersey 07701 ("Network 1 Financial" or the "Underwriter").

                              Preliminary Statement

     Network 1 Financial has agreed, pursuant to that certain underwriting agreement dated ____________, 1998, between Network 1 Financial and the Company (the "Underwriting Agreement"), to act as the representative of the underwriters listed therein (together with Network 1 Financial, the "Syndicate") for the Company's proposed initial public offering of 1,250,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and 1,250,000 Redeemable Common Stock Purchase Warrants (the "Warrants") on a firm commitment basis, at an initial public offering price of $4.50 per share of Common Stock and $0.10 per Warrant (the "Initial Public Offering").

     The Company proposes to issue to Network 1 Financial at the closing of the Initial Public Offering as part of Network 1 Financial's compensation in connection therewith and in consideration of $10.00, warrants (the "Underwriter's Warrants") to purchase an aggregate of 125,000 shares of Common Stock and/or 125,000 Warrants. The Warrants being offered in the Initial Public Offering and the Warrants purchasable upon exercise of the Underwriter's Warrants will be identical in all respects and will be issued pursuant to, and governed by, the provisions of that certain Warrant Agreement, dated ___________, 1998, among the Company, Network 1 Financial and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement").



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     NOW, THEREFORE, in consideration of the foregoing, the payment by Network 1
Financial to the Company of Ten Dollars ($10.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant. The Holders (as defined in Section 4 below) are hereby granted the right to purchase, at any time during the four-year period commencing _____________, 1999, the one year anniversary of the date the Securities and Exchange Commission (the "Commission") declares the Company's Registration Statement on Form SB-2 (File No. 333-48701) therein registering the underwriting warrants and securities issuable thereunder (the "Registration Statement") effective (the "Effective Date"), until 5:00 p.m., New York City time, on ______________, 2003, the fifth anniversary date of the Effective Date, an aggregate of 125,000 shares of Common Stock and/or 125,000 Warrants, at an initial purchase price of $5.625 per share of Common Stock (subject to adjustment as provided in Section 7 hereof) and $0.125 per Warrant (125% of the Initial Public Offering price of the Common Stock and Warrants, respectively), subject to the terms and conditions of this Agreement. In no event, are the

Underwriter's Warrants nor the Warrants issuable thereunder redeemable by the Company.

     2. Warrant Certificates. The warrant certificates (the "Underwriter's Warrant Certificates") to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3. Recording of the Underwriter's Warrants. The Underwriter's Warrants shall be numbered and shall be registered on the books of the Company.

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     4. Exercise of Underwriter's Warrants. The Underwriter's Warrants are
exercisable during the term set forth in Section 1 hereof and the Purchase Price (as hereinafter defined) is payable by certified or official bank check in New York Clearing House funds. Upon surrender of an Underwriter's Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price for the shares of Common Stock or Warrants issuable upon exercise thereof (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office in New York (presently located at 320 Broad Hollow Road, Farmingdale, New York 11735) or other reasonably designated place, the registered holder of an Underwriter's Warrant Certificate ("Holders" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock or Warrants so purchased. The purchase rights represented by each Underwriter's Warrant Certificate are exercisable at the option of the Holders thereof, in whole or in part, as to the whole number of shares of Common Stock or Warrants purchasable therewith (but not as to fractions thereof). In the case of the purchase of less than all the shares of Common Stock or Warrants purchasable upon the exercise of the Underwriter's Warrants represented by an Underwriter's Warrant Certificate, the Company shall cancel the Underwriter's Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Underwriter's Warrant Certificate of like tenor for the number of Underwriter's Warrants which have not been exercised.

     5. Issuance of Certificates. Upon the exercise of the Underwriter's Warrants and payment of the Purchase Price therefor, the issuance of certificates representing the shares of Common Stock or Warrants issuable upon exercise thereof, shall be made forthwith (and in any event within five (5) business days thereafter) without further charge to the Holder thereof, and such

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certificates shall (subject to the provisions of Sections 6 and 8 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Underwriter's Warrant Certificates and the certificates representing the shares of Common Stock or Warrants (and such other securities, property or rights as may be represented by certificates) issuable upon exercise thereof shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer, President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Underwriter's Warrant Certificates shall be dated the date of issuance thereof by the Company upon initial issuance, transfer or exchange, or in lieu of mutilated, lost, stolen or destroyed Underwriter's Warrant Certificates.

     6. Restriction On Transfer of Underwriter's Warrants. The Holder of an Underwriter's Warrant Certificate (and its Permitted Transferees, as defined below), by its acceptance thereof, covenants and agrees that the Underwriter's Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Underwriter's Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, to any person (a "Permitted Transferee"), provided such transfer, assignment, hypothecation or other disposition

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is made in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"); and provided, further, that until ____________, 1999 only officers and partners of the Underwriters, or any selling group member in the Initial Public Offering and their respective officers and partners, shall be Permitted Transferees.

     7. Exercise Price. The initial exercise price of the Underwriter's Warrants shall be $5.625 per share of Common Stock (the "Common Stock Exercise Price") and $0.125 per Warrant. The Common Stock Exercise Price shall be subject to adjustment in accordance with the provisions of Section 9 of the Warrant Agreement, which provisions are hereby incorporated by reference herein and made a part hereof.

     8. Registration Rights.

          (a) Demand Registration.

               (1) At any time during the period commencing on the one-year anniversary of the Effective Date expiring on the fifth anniversary date of the Effective Date, the Holders of a majority (as hereinafter defined) of the shares of Common Stock purchased and purchasable upon exercise of the Underwriter's Warrants and the Warrants purchasable therewith shall have the right, exercisable by written notice to the Company, to have the Company at the Company's expense, prepare and file with the Commission, solely on one (1) occasion, a registration statement on Form SB-2 (or other appropriate form), and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale for a period of nine (9) months of the shares of Common Stock and Warrants purchased or purchasable by such Holders and any other Holders of the Underwriter's Warrants upon

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          exercise of the Underwriter's Warrants and the Warrants purchasable thereunder (such shares of Common Stock and Warrants being hereinafter referred to as the "Registrable Securities"). The Holders of the Underwriter's Warrants may demand registration without exercising the Underwriter's Warrants, and are never required to exercise same.

               (2) The Company covenants and agrees to give written notice of any registration request under this Section 8(a) to all other registered Holders of the Underwriter's Warrants and the Registrable Securities within ten (10) days from the date of the receipt of any such registration request and upon the written request of any Holder within fifteen (15) days after receipt of such notice to include in such registration statement, the Registrable Securities of such Holder.

               (3) As used herein, the term "Majority" in reference to the Holders of the Underwriter's Warrants shall mean in excess of fifty percent (50%) of the shares of Common Stock issued or issuable upon exercise of the Underwriter's Warrants and the Warrants purchasable thereunder that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith. or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

          (b) Piggyback Registration. If, at any time within the six-year period commencing on the one-year anniversary date of the Effective Date and expiring on the seventh anniversary date of the Effective Date, the Company should file a registration statement with the Commission under the Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8 or a comparable registration statement) it will give written notice by registered mail, at least thirty (30) calendar days prior to the filing of each such registration

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     statement, to Network 1 Financial and to all other Holders of the
     Underwriter's Warrants and the shares of Common Stock and Warrants purchased or purchasable upon exercise thereof of its intention to do so. If the Holders of the Registrable Securities notify the Company within twenty (20) calendar days after receipt of any such notice of its or their desire to include any Registrable Securities in such proposed registration statement, the Company shall afford the Holders of the Registrable Securities the opportunity to have such Registrable Securities included in such registration statement, unless the underwriters for each proposed registration statement objects to the inclusion of the Registrable Securities in such registration statement. To the extents a subsequent underwriter agrees to register a portion of the Underwriter's Warrants and the shares of Common Stock and Warrants purchasable thereunder, such inclusion shall be on a pro-rata basis to the holders thereof without penalty to the unregistered holders. However, in such event, the Company will, within six (6) months of completion of such underwritten offering, file at the expense of the Company, a registration statement so as to permit a public offering and sale of the Registrable Securities so excluded for a period of nine (9) months, which shall be in addition to any registration statement required to be filed pursuant to Section 8(b). Notwithstanding the provisions of this Section 8(b) and the provisions of
     Section 8(c), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 8(b) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

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          (c) Covenants of the Company With Respect to Registration. In
     connection with any registrations under Sections 8(a) and 8(b) hereof, the Company covenants and agrees as follows:

               (1) The Company shall use its best efforts to file a registration statement within ninety (90) calendar days of receipt of any demand therefor pursuant to Section 8(a); provided, however, that the Company shall not be required to produce audited or unaudited financial statements for any period prior to the date such financial statements are required to be filed in a report on Form 10-KSB or Form 10-QSB, as the case may be. The Company shall use its best efforts to have any registration statement declared effective at the earliest possible time, and to maintain the effectiveness of such Registration Statement for nine (9) months thereafter or until the registered securities are sold, whichever is earlier, and shall furnish each Holder desiring to sell Registrable Securities such number of prospectuses as shall reasonably be requested.

               (2) The Company shall pay all costs (excluding fees and expenses of Holders' counsel and any underwriting discounts or selling fees, expenses or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 8(a) and 8(b) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 8(c), the Company shall, in addition to any other equitable or other relief available to the Holders, be liable for any or all incidental and special damages sustained by the Holders requesting registration of their Registrable Securities.

               (3) The Company will take all necessary action which may be required to qualify or register the Registrable Securities included in a registration statement for

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          offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

               (4) The Company shall indemnify the Holders of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of
          Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each member of the Syndicate contained in Section 8 of the Underwriting Agreement, and the Holders shall indemnify the Company to the same extent and with the same effect as the provisions pursuant to which the members of the Syndicate have agreed to indemnify the Company contained in Section 8 of the Underwriting Agreement.

               (5) The Holders of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the

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          Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the members of the Syndicate have agreed to indemnify the Company.

               (6) Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Underwriter's Warrants (or the Warrants purchasable upon exercise thereof) prior to the initial filing of any registration statement or the effectiveness thereof.

               (7) The Company shall not be entitled to include any securities other than the Registrable Securities in any registration statement filed pursuant to Section 8(a) hereof without the prior written consent of the Holders of a Majority of the Registrable Securities.

               (8) The Company shall furnish to a designated representative of the Holders participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter of
          (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and if such registration relates to an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration relates to an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement (the "Accountants"), in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the Accountants' "cold comfort" letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions

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          of issuer's counsel and in "cold comfort" letters delivered to underwriters in underwritten public offerings of securities.

               (9) The Company shall as soon as practicable after the effective date of the registration statement make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

               (10) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence described below and any managing underwriters copies of all correspondence between the Commission and the Company, its counsel or Accountants with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and representatives of the Accountants, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

               (11) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Registrable Securities requested to be included in such underwriting; provided, however, that (i) such managing underwriters shall be reasonably acceptable to the Company, except that in connection

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          with an offering for which the Holders have piggyback rights, the
          Company shall have the sole right to select the managing underwriters, and (ii) the Holders shall be responsible for any selling fees or commissions in connection with such underwriting. Such underwriting agreement shall be satisfactory in form and substance to the Company, a Majority of such Holders and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

          (d) Further Registrations. The Company will cooperate with the Holders of the Registrable Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Underwriter's Securities and will supply all information required therefor, but such additional registration statement expenses or offering statement expenses will be prorated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. The provisions of
     Section 8(c) shall apply to any such registration statement.

     9. Obligations of Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 8 hereof that each of the selling Holders shall:

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          (a) Furnish to the Company such information regarding themselves, the
     Registrable Securities held by them, the intended method of sale or other disposition of such securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition, and such other information as may reasonably be required to effect the registration of their Registrable Securities.

          (b) Notify the Company, at any time when a prospectus relating to the Registrable Securities covered by a registration statement is required to be delivered under the Act, of the happening of any event with respect so such selling Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     10. Exchange and Replacement of Warrant Certificates. Each Underwriter's Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holders at the principal executive office of the Company for a new Underwriter's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock and/or Warrants in such denominations as shall be designated by the Holders thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Underwriter's Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Underwriter's Warrant Certificates, if mutilated, the Company will make and deliver a new Underwriter's Warrant Certificate of like tenor, in lieu thereof.

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     11. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Underwriter's Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holder exercises all Underwriter's Warrants held of record by such Holder, the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

     12. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Underwriter's Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of Underwriter's Warrants and payment of the Purchase Price therefor, all shares of Common Stock, Warrants and Common Stock issuable upon the exercise hereof shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder voting trust, agreement or indenture. The Company further covenants and agrees that as long as the Underwriter's Warrants shall be outstanding, the Company shall use its best efforts to cause the Common Stock and Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock and the Warrants issued in the Initial Public Offering may then be listed or quoted.

     13. Notices to Underwriter's Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If,

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however, at any time prior to the expiration of the Underwriter's Warrants and their exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

          then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

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     14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to the registered Holders of the Underwriter's Warrants, to the address of such Holders as shown on the books of the Company; or

          (b) If to the Company to the address set forth in Section 4 hereof or to such other address as the Company may designate by notice to the Holders.

     15. Supplements and Amendments. The Company and Network 1 Financial may from time to time supplement or amend this Agreement without the approval of any Holders of Underwriter's Warrant Certificates (other than Network 1 Financial) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Network 1 Financial may deem necessary or desirable and which the Company and Network 1 Financial deem shall not adversely affect the interests of the Holders of Underwriter's Warrant Certificates.

     16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, Network 1 Financial, the Holders and their respective successors and assigns hereunder.

     17. Termination. This Agreement shall terminate at the close of business on the later of the expiration of the Underwriter's Warrants or the registration rights contained in Section 8 hereof.

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     18. Governing Law; Submission to Jurisdiction. This Agreement and each
Underwriter's Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws. The Company, Network 1 Financial and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, Network 1 Financial and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, Network 1 Financial and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

     19. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement, to the extent portions thereof are referred to herein)

contains the entire understanding between the parties hereto with respect to the subject matter hereof and thereof. Subject to Section 15, this Agreement may not be modified or amended except by a writing duly signed by the Company and the Holders of a Majority of the Registrable Securities.

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     20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Network 1 Financial and any other registered Holders of the Underwriter's Warrant Certificates or Registrable Securities any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and Network 1 Financial and any other Holders of the Underwriter's Warrant Certificates or Registrable Securities.

     23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     24. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, Network 1 Financial and their respective successors and assigns and the Holders from time to time of the Underwriter's Warrant Certificates.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

                                       By: _____________________________________
                                           Andrew Franzone
                                           Chief Executive Officer

                                       NETWORK 1 FINANCIAL SECURITIES, INC.

                                       By: _____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT A

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

                               WARRANT CERTIFICATE

THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                EXERCISABLE COMMENCING ____________, 1999 THROUGH
               5:00 P.M., NEW YORK CITY TIME ON ____________, 2003

No. UW-1                                                        125,000 Warrants

     This Warrant Certificate certifies that Network 1 Financial Securities, Inc., ("Network 1 Financial") or registered assigns, is the registered holder of 125,000 Warrants to purchase initially, at any time from _________, 1999 until 5:00 p.m., New York City time on ________, 2003 (the "Expiration Date"), 125,000 fully paid and non-assessable shares of Common Stock, $.001 par value (the "Common Stock"), of International Plastic Technologies, Inc., a Delaware corporation (the "Company") at a purchase price of $5.625 per share (the "Common Stock Purchase Price"), and/or 125,000 Redeemable Common Stock Purchase Warrants ("Warrants") of the Company at the purchase price of $0.125 per Warrant (the "Warrant Purchase Price"), upon the surrender of this Warrant Certificate and payment of the applicable Purchase Price at an office or agency of the Company, but subject to the conditions set forth herein and in that certain warrant agreement, dated as of _______, 1998, between the Company and Network 1 Financial Securities, Inc. (the "Warrant Agreement"). Payment of the applicable Purchase Price shall be made by certified or official bank check in New York Clearing House Funds.

     No Warrant may be exercised after 5:00 p.m., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement between the Company and Network 1 Financial, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the respective Purchase Prices and the type and/or number of the Company's securities issuable upon the exercise of this Warrant, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Purchase Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this ________________ 1998.

                                        INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

                                        By: ____________________________________
                                            Andrew Franzone
                                            Chief Executive Officer

ATTEST

By: ____________________________
    Harry Goodman
    Secretary

[SEAL]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)

           FOR VALUE RECEIVED hereby sells, assigns and transfers unto

                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint his or its attorney-in-fact to transfer the within Warrant Certificate on the books of International Plastic Technologies, Inc., with full power of substitution.

Dated:

                                      Signature ________________________________

                                      (Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)


                                      ------------------------------------------
                                      (Insert Social Security or Other
                                      Identifying Number of Holder)

                          FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate to purchase:

                        __________ shares of Common Stock

                        __________ Redeemable Common Stock Warrants

and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds payable to the order of International Plastic Technologies, Inc. in the amount of $___________, all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of whose address is and that such certificates be delivered to ________________________________________________
whose address is _________________________________________________________.

Dated:

                                      Signature ________________________________

                                      (Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)


                                      --------------------------------------
                                      (Insert Social Security or Other
                                      Identifying Number of Holder)